UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) May 17, 2005

GigaBeam Corporation
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

0-50985	20-0607757
(Commission File Number)	(IRS Employer Identification No.)

470 Springpark Place, Suite 900, Herndon, VA  20170
(Address of Principal Executive Offices) (Zip Code)

(571) 283-6200
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02 Unregistered Sales of Equity Securities

From May 17 through May 20, 2005, GigaBeam Corporation (the “Company”) has sold an aggregate of 860 additional shares (the “Shares”) of its 10% Series A Redeemable Preferred Stock (“Preferred Stock”), with a stated value of $700 per Share, and 86,000 additional common stock purchase warrants (the “Warrants”) to accredited investors, for an aggregate purchase price of $606,300 (the “Recent Closings”), in the private financing it commenced on May 6, 2005 (the “Financing”). To date, the Company has received gross proceeds of $1,106,850 in the Financing. The terms of the Preferred Stock and Warrants sold in the Recent Closings remain the same as those previously described with respect to the initial closings of the Financing in the Company’s Current Report on Form 8-K filed on May 12, 2005. The Company paid a placement agent fee of $69,724 in connection with the Recent Closings. The Shares and Warrants were issued in the Recent Closings without registration under the Securities Act of 1933, as amended (the “Act”), in reliance upon the exemptions from registration provided under 4(2) of the Act and Regulation D promulgated thereunder. The issuances did not involve any public offering; the Company obtained representations from the investors regarding their investment intent, experience and sophistication; the investors either received or had access to adequate information about the Company in order to make informed investment decisions; the Company reasonably believed that the investors were sophisticated within the meaning of Section 4(2) of the Act; and the Shares and Warrants were issued with restricted securities legends.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

GigaBeam Corporation
(Registrant)

Date: May 20, 2005	By:	/s/ Caroline Baldwin Kahl
Caroline Baldwin Kahl
Vice President and Corporate Counsel